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                           CAREERENGINE NETWORK, INC.

                                       AND

                              DIRKS & COMPANY, INC.


                                    FORM OF
                                PLACEMENT AGENT'S
                                WARRANT AGREEMENT

                            Dated as of June 28, 2000


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



         PLACEMENT AGENT'S WARRANT AGREEMENT dated as of June __, 2000 between CAREERENGINE NETWORK, INC., a Delaware corporation (the "Company"), and DIRKS & COMPANY, INC. (hereinafter referred to variously as the "Holder" or the "Placement Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company proposes to issue to the Placement Agent or its designee(s) warrants ("Warrants") to purchase a number of placement agent units (the "Placement Agent Units") of the Company equal to 10% of the aggregate number of units (the "Units") sold in the Placement (as defined below). Each Unit sold in the Placement consists of (i) a debenture (collectively the "Debentures") in the principal amount of $50,000 bearing interest at an annual rate of 12% and convertible into shares of the Company's common stock, $0.10 par value per share (the "Common Stock") at an initial price of $2.00 per share, 12,500 Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants"), and 12,500 Class B Redeemable Common Stock Purchase Warrants (the "Class B Warrants" and collectively with the Class A Warrants, the "Stock Purchase Warrants"). Each Class A Warrant entitles the holder to purchase one share of Common Stock at an initial price of $4.00 per share and each Class B Warrant entitles the holder to purchase one share of Common Stock at an initial price of $6.00 per share. Each Placement Agent Unit consists of (i) at the holder's option except as otherwise provided herein, either (A) a Debenture, or
(B) up to such number of fully paid and non-assessable shares of Common Stock which is equal to the total number of securities issuable upon conversion of the original principal amount of a Debenture issued in the Placement (whether or not the Debentures have been converted and notwithstanding whether or not the Debentures have been repaid) based upon an initial conversion price equal to $2.00 per share,

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


subject to such adjustments as found in the Debenture (collectively (the "Debenture Shares"), (ii) 12,500 Class A Warrants and (iii) 12,500 Class B Warrants; and

         WHEREAS, the Placement Agent has agreed pursuant to the placement agent agreement (the "Placement Agent Agreement") dated as of June __, 2000, by and between the Placement Agent and the Company, to act as the exclusive placement agent in connection with the proposed private offering of up to eighty (80) Units (the "Placement") on a best efforts basis at an offering price of $50,000 per Unit; and

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued at each Closing (as such term is defined in the Placement Agent Agreement) by the Company to the Placement Agent in consideration for, and as part of the Placement Agent's compensation in connection with, the Placement Agent acting as the exclusive placement agent pursuant to the Placement Agent Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the Placement Agent to the Company of Ten dollars ($10.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant. The Holder is hereby granted the right to purchase, at any time from the last Closing Date (as such term is defined in the Placement Agent Agreement) until 5:00 p.m. New York time on the date five years from such Closing Date, a number of Placement Agent Units equal to 10% of the aggregate number of Units sold in the Placement at an exercise price of $60,000 per Placement Agent Unit subject to the terms and conditions of this Agreement.


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

         2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3. Exercise of Warrant.

         3.1 Method of Exercise for Cash. The Warrants are exercisable for cash at the exercise price per Placement Agent Unit as set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate, together with the annexed Form of Election to Purchase pursuant to this Section 3.1 (the "Cash Election Form") duly executed and payment of the Exercise Price (as hereinafter defined) for Placement Agent Units purchased, at the Company's principal offices in New York (currently located 2 World Trade Center, Suite 2112, New York, New York 10048) the registered holder ("Holder" or "Holders") of a Warrant Certificate shall be entitled to receive (i) at the option of the Holder (the "Exercise Option"), either (A) a Debenture in the principal amount of $50,000 times the number of Warrants exercised (the "Principal Amount"), or (B) a certificate or certificates for such number of Debenture Shares as shall equal the Principal Amount divided by the then existing conversion price of the Debentures; and (ii) the Stock Purchase Warrants so purchased. The Holder shall exercise the Exercise Option by checking the appropriate box in the Cash Election Form. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the Placement Agent Units represented thereby. In the case of the purchase of less than all the Placement Agent Units purchasable under any Warrant Certificate,


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

the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the unexercised balance of the Placement Agent Units purchasable thereunder.

         3.2 Exercise by Surrender of Warrant. In lieu of any cash payment required to exercise the Warrants, the Holder(s) shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate , together with the annexed Form of Election to Purchase pursuant to this Section 3.2 in the manner specified in
Section 3.1 in exchange for the number of Placement Agent Units equal to the product of: (x) the number of Placement Agent Units as to which the Warrants are being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the Placement Agent Units less the Exercise Price of the Placement Agent Units and the denominator of which is the Market Price per Placement Agent Unit. For the purposes of this Section 3.2, Market Price shall be calculated on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 13 hereof ("Notice Date"). Anything to the contrary not withstanding, the Placement Agent Units purchased pursuant to this Section 3.2 shall consist solely of Debenture Shares and Stock Purchase Warrants and the Holder shall have no rights to acquire any Debentures.

         3.3  Definition of Market Price.

         (a) As used herein, the phrase "Market Price" of the Placement Agent Units, the Common Stock or the Stock Purchase Warrants at any date shall be deemed to be, the average of the daily closing prices for the thirty (30) consecutive trading days commencing forty five (45) trading days before such date. The closing price for each day shall be the last reported sales


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

price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case as officially reported by the principal securities exchange on which the Units, the Common Stock or the Stock Purchase Warrants, as the case may be, are listed or admitted to trading or by the Nasdaq National Market ("NNM") or the Nasdaq Small Cap Market ("NSC"), or, if the Units, the Common Stock or the Stock Purchase Warrants are not listed or admitted to trading on any national securities exchange or quoted on NNM or NSC, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or similar organization if Nasdaq is no longer reporting such information.

         (b) If the Market Price of the Placement Agent Units cannot be determined pursuant to Section 3.3(a), the Market Price of the Placement Agent Units shall be deemed to be the sum of the Market Price of the Common Stock which is equal to the total number of securities issuable upon conversion of the original principal amount of a Debenture and the Market Price of the Stock Purchase Warrants.

         (c) If the Market Price of the Common Stock cannot be determined pursuant to Section 3.3(a) above, the Market Price of the Common Stock shall be determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available to it.

         (d) If the Market Price of the Stock Purchase Warrants cannot be determined pursuant to Section 3.3(a) above, the Market Price of the Stock Purchase Warrants shall equal the difference between the Market Price of the Common Stock and the Exercise Price of the Stock Purchase Warrant.

         4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of Debentures or certificates for the Debenture Shares, as the case may be, the Stock Purchase


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


Warrants, or other securities, property or rights underlying such Warrants (collectively the "Underlying Securities") shall be made forthwith (and in any event such issuance shall be made within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Underlying Securities shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5. Restriction On Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants and the securities issuable upon exercise thereof, are being acquired as an investment and not with a view to the distribution thereof.


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

         6. Exercise Price; Adjustment of Debenture Conversion and Stock Purchase Warrant Exercise Prices.

         6.1 Exercise Price. The exercise price of each Warrant shall be $60,000 per Placement Agent Unit.

         6.2 Adjustment of Debenture Conversion and Stock Purchase Warrant Exercise Prices . The conversion price of the Debentures and the exercise prices of the Stock Purchase Warrants underlying the Placement Agent Units shall be adjusted in accordance with the "anti-dilution" provisions set forth in such securities commencing on the date hereof.

         7. Registration Rights.

         7.1 Registration Under the Securities Act of 1933. The Warrants and the Underlying Securities have not been registered under the Securities Act of 1933 (the "Act"). The Warrants and upon exercise, in part or in whole, of the Warrants, certificates representing the Underlying Securities shall bear the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and may not be offered, sold, pledged hypothecated, assigned or transferred except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         7.2 Piggyback Registration. If, at any time during the five-year period commencing on the date the Warrants are issued, the Company proposes to register any of its securities under the Act (other than pursuant to Form S-8, S-4 or a comparable registration statement) the Company will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Placement Agent and to all other Holders of the Underlying Securities of its intention to do so. If the Placement Agent or other Holders of

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the  Underlying  Securities  notify the  Company  within  twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Placement Agent and such Holders of the Underlying Securities the opportunity to have any such Underlying Securities registered under such registration statement.

         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         7.3 Demand Registration.

         (a) At any time during the five-year period commencing on the date the Warrants are issued, if the Company is subject to the reporting requirements under Section 13 or Section 15(g) of the Securities and Exchange Act of 1934 (the "Exchange Act"), the Holders of the Underlying Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and
Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the underwriter, if any, and the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Underlying Securities for nine (9) consecutive months by such Holders and any other Holders of the Underlying Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

         (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Underlying Securities within ten (10) days from the date of the receipt of any such registration request.

         7.4 Covenants With Respect to Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

         (a) The Company shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Underlying Securities such number of prospectuses as shall reasonably be requested.

         (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of Holder(s)), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and
7.3 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

         (c) The Company will use its best efforts to qualify or register the Underlying Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.


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

         (d) The Company shall indemnify the Holder(s) of the Underlying Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions contained in Section 6 of the Placement Agent Agreement pursuant to which the Company has agreed to indemnify the Placement Agent.

         (e) The Holder(s) of the Underlying Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information in writing furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 6 of the Placement Agent Agreement pursuant to which the Placement Agent has agreed to indemnify the Company.

         (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.


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         (g) For purposes of this Agreement, the term "Majority" in reference to the Holders of Underlying Securities shall mean in excess of fifty percent (50%) of then outstanding Underlying Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         8. Merger or Consolidation or Sale .

         (a) In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of Underlying Securities for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

         (b) In the event of (i) the sale by the Company of all or substantially all of its assets, or (ii) the engagement by the Company in a "Rule 13e-3 transaction" as defined in paragraph (a)(3) of Rule 13e-3 of the General Rules and Regulations under the Exchange Act, or (iii) a distribution to the Company's stockholders of any cash, assets, property, rights, evidences of indebtedness, securities or any other thing of value, or any combination thereof, the Holders of

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

the unexercised Warrants shall receive notice of such sale, transaction or distribution twenty (20) days prior to the date of such sale or the record date for such transaction or distribution, as applicable, and, if they exercise such Warrants prior to such date, they shall be entitled, in addition to the shares of Common Stock issuable upon the exercise thereof, to receive such property, cash, assets, rights, evidence of indebtedness, securities or any other thing of value, or any combination thereof, on the payment date of such sale, transaction or distribution.

         9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Placement Agent Units in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of shares of Common Stock or other securities, properties or rights.


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

         11. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

         12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13. Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. Supplements and Amendments. The Company and the Placement Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than the Placement Agent) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agent may deem necessary or desirable and which the Company and the Placement Agent deem shall not adversely affect the interests of the Holders of Warrant Certificates. To otherwise amend this Agreement, the prior written consent of the holders of at least a majority of the Underlying Securities shall be required.

         15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         16. Termination. This Agreement shall terminate at the close of business on June 28, 2007. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on June 28, 2013.

         17. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         The Company, the Placement Agent and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Placement Agent and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Placement Agent and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address as set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Placement Agent and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         18. Entire Agreement; Modification. This Agreement (including the Placement Agent Agreement to the extent portions thereof are referred to herein) contain the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Placement Agent and any other registered Holder(s) of the Warrant Certificates or Underlying Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Placement Agent and any other Holder(s) of the Warrant Certificates or Underlying Securities.

         22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

             [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

         [SEAL]

                                      CAREERENGINE NETWORK, INC.

                                      By:    ________________________________
                                              Name:
                                              Title:

Attest:



________________________________
Anthony S. Conigliaro
Secretary

                                      DIRKS & COMPANY, INC.

                                      By:    ________________________________
                                              Name:
                                              Title:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR ANY STATE SECURITIES STATUTE AND MAY NOT BE OFFERED SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO: (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF THE OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE

                         5:00 P.M., NEW YORK TIME, 2005

No. W   ______                                                     ____ Warrants

                           FORM OF WARRANT CERTIFICATE

         This Warrant Certificate certifies that Dirks & Company, Inc., or registered assigns, is the registered holder of _______ Warrants to purchase, at any time from June 28, 2000 until 5:00 p.m. New York time on June 28, 2005 ("Expiration Date"), up to four (4) placement agent units (the "Placement Agent Units") of CareerEngine Network, Inc., a Delaware corporation (the "Company"), at the exercise price (the "Exercise Price"), of $60,000 per Placement Agent Unit upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the Placement Agent's Warrant Agreement dated as of June 28, 2000, between the Company and Dirks & Company, Inc. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate. Each Placement Agent Unit shall consist of (i) except as otherwise provided in the Warrant Agreement, such number of fully paid and non-assesable shares of common stock, $0.10 par value per share (the "Common Stock") which is equal to a total number of securities issuable upon conversion of $50,000 in principal amount of the debenture (the "Debentures") issued in the Placement (whether or not the Debentures have been converted and notwithstanding whether or not the Debentures have been repaid) based upon an initial conversion price equal to $2.00 per share, subject to such adjustments as found in the Debenture, or a Debenture in the principal amount of $50,000; (ii) 12,500 Class A Warrants; and (iii) 12,500 Class B Warrants. Each Class A Warrant entitles the holder to purchase one share of Common Stock at an initial price of $4.00 per share and each Class B Warrant entitles the holder to purchase one share of Common Stock at an initial price of $6.00 per share.

         No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the

Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ____, 2000


                                       CAREERENGINE NETWORK, INC.



[SEAL]                                 By: ________________________________
                                             Name:
                                             Title:

Attest:



________________________________
Anthony S. Conigliaro
Secretary

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase Placement Agent Units and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of CareerEngine Network, Inc. (the "Company") in the amount of $ , all in accordance with the terms of Section 3.1 of the Placement Agent's Warrant Agreement by and between the Company and Dirks & Company, Inc.

         The undersigned elects to purchase [check box]

         [_]   Debenture in the principal amount $ _______*.

         [_]   ________ ** shares of Common Stock


         The undersigned requests that certificates for such securities be registered in the name of whose address is _____________________ and that such certificates be delivered to whose address is ________________.


Dated:_________________

                           Signature  __________________________________________

                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                           _____________________________________________________
                           (Insert Social Security or Other
                           Identifying Number of Holder)


--------
* $50,000 times the number Placement Agent Units purchased.

** 50,000 times the number Placement Agent Units purchased divided by the conversion price of the Debenture (initially $2.00) as adjusted as of the time of exercise of the right, represented by this Warrant Certificate. The adjusted exercise price can be obtained from the Company.

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase Placement Agent Units all in accordance with the terms of Section 3.2 of the Placement Agent's Warrant Agreement between CareerEngine Network, Inc. and Dirks & Company, Inc. The undersigned requests that certificates for such securities be registered in the name of ___________________ whose address is and that such certificates be delivered to ________________________ whose address is.


Dated: __________________


                           Signature ___________________________________________

                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                           _____________________________________________________
                           (Insert Social Security or Other
                           Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


   FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________


                           Signature ___________________________________________

                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                           _____________________________________________________
                           (Insert Social Security or Other
                           Identifying Number of Holder)